UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of previous independent registered public accounting firm.

On April 14, 2025, the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of SHF Holdings, Inc. (the “Company”) was notified by Marcum LLP (“Marcum”) that the auditor relationship between the Company and Marcum is terminated, effective April 14, 2025.

Marcum audited the Company’s financial statements for the years ended December 31, 2024 and 2023 (the “Engagement Period”). The reports of Marcum on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception that said report included an explanatory paragraph regarding the uncertainty of the Company’s ability to continue as a going concern.

During the Engagement Period, and the subsequent interim period from January 1, 2025 to April 14, 2025, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the same period, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended), except as disclosed below:

Our management concluded that there existed material weaknesses in our internal controls over financial reporting for the fiscal years ended December 31, 2023 and December 31, 2024 related to ineffective design and operating effectiveness of internal controls over the review of revenue recognition from calculations that occur on a monthly basis between the Company and a related party, and ineffective management review controls related to the evaluation of accounting for debt and equity financial instruments, and for the fiscal year ended December 31, 2024 related to ineffective management review controls over the evaluation of going concern and ineffective information technology controls due to certain users with unnecessary privileged access within the financially relevant systems, and ineffective logical access user reviews, resulting in segregation of duty risk as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish the Company with a letter addressed to the United States Securities and Exchange Commission (the “Commission”) stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of that letter, dated April 18, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of new independent registered public accounting firm.

On April 18, 2025, the Audit Committee approved the engagement of a replacement independent registered public accounting firm, to audit the Company’s consolidated financial statements for the year ending December 31, 2025. The Company is going through the firm’s client acceptance process. We expect to issue an amendment to this Current Report on Form 8-K once the client acceptance process is complete.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

16.1	April 18, 2025 letter from Marcum LLP
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: April 18, 2025	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer